UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 1, 2011

Morgan Stanley Smith Barney Spectrum Strategic L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-26280	13-3782225
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Ceres Managed Futures LLC, 522 Fifth Avenue, 14th Floor, New York, NY 10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (212) 296-1999

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Effective as of June 1, 2011, the Registrant, Ceres Managed Futures LLC, the general partner of the Registrant (the “General Partner”), and DKR Fusion Management L.P., a trading advisor of the Registrant (the “Trading Advisor”), amended the Management Agreement by and among the Registrant, the General Partner and the Trading Advisor, dated as of March 1, 2010 (the “Management Agreement”) to reduce the monthly management fee rate payable to the Trading Advisor from a monthly management fee rate equal to 1/12 of 2.00% (a 2.00% annual rate) to a monthly management fee rate equal to 1/12 of 1.75% (a 1.75% annual rate).

A copy of the Amendment No. 1 to Management Agreement is filed herewith as Exhibit 10.05(a), and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit	Exhibit Description
10.05(a)	Amendment No. 1 to Management Agreement by and among the Registrant, the General Partner and the Trading Advisor.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2011	MORGAN STANLEY SMITH BARNEY SPECTRUM STRATEGIC L.P. By: Ceres Managed Futures LLC as General Partner /s/ Walter Davis Name: Walter Davis Title: President